EXHIBIT 21

LANDRY’S RESTAURANTS, INC.

LIST OF SUBSIDIARIES (2007)

Brenner’s on the Bayou, Inc.

C. A. Muer Corporation

Capt. Crab’s Take-Away of 79th Street, Inc.

CHLN, Inc.

CHLN-Maryland, Inc.

Crab House, Inc.

Cryo Realty Corp.

FSI Devco, Inc.

FSI Restaurant Development Limited

GNL, CORP.

GNLV, CORP.

Golden Nugget Experience, LLC

Golden Nugget, Inc.

Hospitality Headquarters, Inc.

Houston Aquarium, Inc.

I’ll Entertain, Inc.

Inn at the Ballpark Catering, Inc.

Island Hospitality, Inc.

Landry’s Crab Shack, Inc.

Landry’s Development, Inc.

Landry’s Downtown Aquarium, Inc.

Landry’s G.P., Inc.

Landry’s Gaming, Inc.

Landry’s Harlows, Inc.

Landry’s Limited, Inc.

Landry’s Management, L.P.

Landry’s Pesce, Inc.

Landry’s Seafood & Steak House - Corpus Christi, Inc.

Landry’s Seafood House - Alabama, Inc.

Landry’s Seafood House - Arlington, Inc.

Landry’s Seafood House - Biloxi, Inc.

Landry’s Seafood House - Colorado, Inc.

Landry’s Seafood House - Florida, Inc.

Landry’s Seafood House - Lafayette, Inc.

Landry’s Seafood House - Memphis, Inc.

Landry’s Seafood House - Minnesota, Inc.

Landry’s Seafood House - Missouri, Inc.

Landry’s Seafood House - Nevada, Inc.

Landry’s Seafood House - New Mexico, Inc.

Landry’s Seafood House - New Orleans, Inc.

Landry’s Seafood House - North Carolina, Inc.

Landry’s Seafood House - Ohio, Inc.

Landry’s Seafood House - San Luis, Inc.

Landry’s Seafood House - South Carolina, Inc.

Landry’s Seafood Inn & Oyster Bar - Galveston, Inc.

Landry’s Seafood Inn & Oyster Bar - Kemah, Inc.

Landry’s Seafood Inn & Oyster Bar - San Antonio, Inc.

Landry’s Seafood Inn & Oyster Bar - Sugar Creek, Inc.

Landry’s Seafood Inn & Oyster Bar II, Inc.

Landry’s Seafood Inn & Oyster Bar, Inc.

Landry’s Seafood Kemah, Inc.

Landry’s Trademark, Inc.

LCH Acquistion, Inc.

LCHLN, Inc.

LGE, Inc.

LSRI Holdings, Inc.

Marina Acquisition Corporation of Florida, Inc.

Nashville Aquarium, Inc.

Nevada Acquisition Corp.

Ocean Blue Industries, Inc.

Rainforest Cafe Canada Holdings, Inc.

Rainforest Cafe, Inc.

Rainforest Cafe, Inc. - Baltimore County

Rainforest Cafe, Inc. - Cha Cha

Rainforest Cafe, Inc. – Kansas

Rainforest Trademark, Inc.

Saltgrass, Inc.

Seafood Holding Supply, Inc.

Summit Aircraft Services, Inc.

Summit One Network, Inc.

Summit Seafood Supply, Inc.

Summit Supply, Inc.

The Hofbrau, Inc.

T-Rex Cafe - Kansas City, Inc.

T-Rex Cafe - Orlando, Inc.

T-Rex Café - Reno, Inc.

T-Rex Cafe, Inc.

West End Seafood, Inc.

Willie G’s Galveston, Inc.

Willie G’s Post Oak, Inc.

WSI Fish Limited

Yorkdale Rainforest Restaurants, Inc.